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EXHIBIT 23

     CONSENT OF GRANT THORNTON LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 20, 2003, accompanying the consolidated financial statements and schedule included in the Annual Report of Applied Microsystems Corporation on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of Applied Microsystems Corporation on Form S-8 (File No. 333-03410) pertaining to the Company's 1996 Employee Stock Purchase Plan, Registration Statement Form S-8 (File No. 333-03396) pertaining to the 1990 Stock Benefit Plan, 1992 Performance Stock Plan, and the Director Stock Option Plan, the Registration Statement Form S-8 (File No. 333-14823) pertaining to the Company's 1992 Performance Stock Plan, Registration Statement Form S-8 (File No. 333-52164) pertaining to the Company's 1992 Performance Stock Plan, the 1996 Employee Stock Purchase Plan, and the Nonqualified Stock Option Grant to Stephen
J. Verleye, and the Registration Statement Form S-8 (File No. 333-69184) pertaining to the 2001 Stock Option Plan and the Director Stock Option Plan.

/s/  GRANT THORNTON LLP

Seattle, Washington
March 28, 2003